UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 20, 2015

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1575 Aviation Center Parkway, Suite 433, Daytona Beach, Florida 32117

(Address of principal executive offices)

386-275-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 16, 2015, the Company’s Board of Directors accepted a written offer, dated March 11, 2015, from 2367416 Ontario, Inc., an Ontario, Canada corporation, to irrevocably convert eight separate Loan Agreements, dated from June 19, 2013 through October 1, 2014, payable by Turbine Truck Engines, Inc. to 2367416 Ontario, Inc., with a cumulative principal balance of US$499,585.00 and a cumulative accrued interest balance of US$69,075.22 for a cumulative total debt owed of US$568,660.22 into 47,388,351 shares of the Company’s common stock. The conversion price in this transaction was $0.012 per share. The shares were issued to 2367416 Ontario, Inc. on March 18, 2015.

Under the terms of this debt conversion, each of the eight separate Loan Agreements are “Paid in Full” and of no further force and effect, effective March 11, 2015 with 2367416 Ontario, Inc. waiving any right of collection which could arise from an interest miscalculation, or other calculation errors.

Enzo Cirillo, TTE’s Interim CEO and Board Chairman, is the principal partner of 2367416 Ontario, Inc. As a result of his dual titles and responsibilities for both companies, Enzo Cirillo abstained from this corporate action, which was approved by unanimous written consent of the remaining Board of Directors. With this common stock issue, Mr.Cirillo’s beneficially owned shares are increased to 58.73% of the issued and outstanding shares of the Company, all of which are deemed to be “control stock”.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

None

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: March 20, 2015	By:	/s/ Michael Rouse
Michael Rouse, President & Director